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                                                                      EXHIBIT 99

           WINTHROP RESIDENTIAL ASSOCIATES III, A LIMITED PARTNERSHIP
           ----------------------------------------------------------
                                DECEMBER 31, 2000
                                -----------------



SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT (UNAUDITED)

    1.   Statement of Cash Available for Distribution for the:



                                                                   Year Ended                 Three Months Ended
                                                               December 31, 2000               December 31, 2000
                                                              ------------------              ------------------
              Net Income                                      $          847,000              $          168,000

              Add:   Depreciation                                        220,000                          79,000
              Less: Cash to reserves                                    (959,000)                       (220,000)
                                                              ------------------              ------------------

              Cash Available for Distribution                 $          108,000              $           27,000
                                                              ==================              ==================

              Distributions allocated to General Partners     $            8,000              $            2,000
                                                              ==================              ==================

              Distributions allocated to Limited Partners     $          100,000              $           25,000
                                                              ==================              ==================

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    2.   Fees and other compensation paid or accrued by the Partnership to the
         General Partners, or their affiliates, during the three months ended
         December 31, 2000:

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


               Entity Receiving                                  Form of
                 Compensation                                  Compensation                           Amount
         ------------------------------    --------------------------------------------------   -------------------
         General Partners                  Interest in Cash Available for Distribution              $   2,000


         WFC Realty Co., Inc.              Interest in Cash Available for Distribution              $       5
         (Initial limited partner)
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